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                                                                     EXHIBIT 2.1

                               PURCHASE AGREEMENT

         THIS AGREEMENT is dated as of September 11, 1996, by and between ARG PROPERTY MANAGEMENT CORPORATION ("ARGPM"), a California corporation and ARG ENTERPRISES, INC., a California corporation (collectively the "Seller"), and ARG PROPERTIES I, LLC, a California limited liability company ("Buyer").

         IN CONSIDERATION of the respective agreements hereinafter set forth, Seller and Buyer agree as follows:

         1. Property Included in Sale. Each Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from such Seller, subject to the terms and conditions set forth herein, the following:

                  (a)      that certain real property consisting of twenty-four
(24) separate parcels of land, being more particularly described in Exhibits A-1 through A-24 attached hereto being designated as owned by each Seller (the "Real Property");

                  (b) all of such Seller's right, title and interest in and to all rights, privileges and easements (including without limitation reciprocal easement agreements and covenants, conditions and restrictions) appurtenant to the Real Property, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under the Real Property, as well as all development rights, parking rights, air rights, water, water rights, riparian rights and water stock relating to the Real Property and any rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Real Property, and all roads and alleys adjoining or servicing the Real Property (collectively, the "Appurtenances"); and

                  (c) all improvements and fixtures located on the Real Property, including, without limitation, twenty-four (24) separate buildings located on the Real Property, currently being operated as Stuart Anderson's Cattle Company or Stuart Anderson's Black Angus restaurants, as well as all other buildings and structures presently located on the Real Property, and along with all on-site parking (collectively, the "Improvements").

         All of the items referred to in subparagraphs (a), (b) and (c) above are collectively referred to as the "Property."

         2.       Purchase Price.

                  (a) The aggregate purchase price for the Property is Forty-Eight Million Eighty Thousand Dollars ($48,080,000) subject to reduction by any credits due Buyer hereunder (the "Purchase Price").
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                  (b)      The Purchase Price shall be paid to Seller in
immediately available funds at the closing of the purchase and sale contemplated hereunder (the "Closing"). Seller acknowledges and agrees that Buyer may be required to withhold a portion of the Purchase Price pursuant to Section 1445 of the United States Internal Revenue Code (the "Federal Code") or Sections 18805 and 26131 of the California Revenue and Taxation Code (the "State Code") (Sections 18805 and 26131 of the State Code, together with any regulations now or hereafter promulgated thereunder, are sometimes collectively referred to below as the "State Withholding Provisions" and Section 1445 of the Federal Code, together with any regulations now or hereafter promulgated thereunder, are sometimes collectively referred to below as the "Federal Withholding Provisions"). Any amount properly so withheld by Buyer (as described in Subparagraph 6(c)(vi) or 6(c)(vii) below) shall be deemed to have been paid by Buyer as part of the Purchase Price, and Seller's obligation to consummate the transactions contemplated herein shall not be excused, reduced, terminated or otherwise affected thereby.

                  (c) The Purchase Price shall be allocated among the various parcels of land and improvements and other property constituting the Property as set forth in Exhibit B attached hereto.

         3. Title to the Property. At the Closing, Seller shall convey to Buyer marketable and insurable fee simple title to the Real Property, by duly executed and acknowledged grant deeds or special warranty deeds substantially in the form attached hereto as Exhibit C (the "Deeds"). Evidence of delivery of marketable and insurable fee simple title shall be the issuance by Chicago Title Insurance Company (the "Title Company") to Buyer, at Seller's sole cost and expense, of ALTA Owner's Policies of Title Insurance (Form B, rev. 10/17/70) in the aggregate amount of the Purchase Price and allocated among the various parcels of Real Property in the manner set forth in Exhibit B attached hereto, at no more than the Title Company's standard rates, insuring fee simple title to the Real Property and the Improvements in Buyer, subject only to such exceptions as Buyer shall approve pursuant to Subparagraph 4(a) below (the "Title Policies"). Each of the Title Policies shall provide full coverage against mechanics' and materialmen's liens arising out of the construction, repair or alteration of any of the Improvements including any tenant improvements therein and shall contain such special endorsements as Buyer may reasonably require, including, without limitation, a Subdivision Map Act endorsement or analogous endorsement for any Property located outside California, an access endorsement, a zoning endorsement and a contiguity endorsement if any of the Real Property is made up of two (2) or more contiguous parcels (the "Endorsements"). The Title Company shall also provide for reinsurance with direct access with such companies and in such amounts as Buyer shall reasonably request.

         4.       Conditions to Closing.

                  A. The following conditions are precedent to Buyer's obligation to purchase the Property (the "Conditions Precedent"):

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                           (a)      Buyer's review and approval of title to the
Property, including without limitation:

                                    (i)      current extended coverage
         preliminary title reports on the Real Property, issued by Title Company, accompanied by copies of all documents referred to in the reports (collectively, the "Preliminary Reports"), and together with an ownership search disclosing all prior owners of the Real Property for the fifty (50) year period preceding each date when Seller acquired each portion of the Real Property;

                                    (ii)     "as-built" surveys of the Real
         Property and Improvements prepared by a surveyor or civil engineer licensed in the States in which the Property is located. Said surveys shall be acceptable to, and certified to, Buyer, Title Company and any mortgagees or beneficiaries of Buyer in form satisfactory to Buyer signed by the surveyor or engineer preparing the surveys and in sufficient detail to provide the basis for the Title Policies without boundary, encroachment or survey exceptions; and

                                    (iii)    copies of the most recent property
         tax bills for the Property.

                           (b)      Buyer's review and approval of pro forma
Title Policies (the "Pro Forma Owner's Policies"). The Pro Forma Owner's Policies shall show title to the Property vested in Buyer, or such other persons or entities designated by Buyer, subject only to the lien of real property taxes for the current fiscal year not yet due and payable and exceptions on the Preliminary Reports approved by Buyer.

                           (c)      Buyer's review and approval of certificates
of occupancy, environmental reports, engineering reports, insurance policies, and insurance certificates and such other information relating to the Property that is specifically requested by Buyer of Seller in writing to the extent such information either is in the possession or control of Seller, or any affiliate of Seller, or may be obtained by Seller, or any affiliate of Seller, through the exercise of commercially reasonable efforts (collectively, the "Other Documents").

                           (d)      Buyer's review and approval of the
structural, mechanical, electrical and other physical characteristics and condition of the Property, engineering reports and plans and copies of the as-built plans and specifications for the Property. Such review shall include an examination for the presence or absence of Hazardous Material (as defined in Subparagraph 7(l) below), which shall be performed or arranged by Buyer at Seller's sole cost and expense; and if Buyer's consultants reasonably determine that, based upon their Phase I examination, a Phase II examination is necessary with respect to all or a part of the Real Property, Buyer may elect to perform a Phase II examination and Seller shall pay the cost of any such Phase II examination performed by Buyer or Buyer's Consultants.

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                           (e)      Buyer's review and approval, of all
governmental permits and approvals relating to the construction, operation, use or occupancy of the Property, and all zoning, land-use, subdivision, environmental, building and construction laws and regulations restricting or regulating or otherwise affecting the use, occupancy or enjoyment of the Property.

                           (f)      [Intentionally Omitted]

                           (g)      Seller shall have caused to be executed and
delivered to Buyer, Captec Financial Group, Inc. and/or Safeway Inc., as applicable:

                                    (i)      a Master Lease for nineteen (19) of
         the restaurants comprising the Property between Buyer, as Landlord, and ARG Enterprises, Inc., a California corporation, as Tenant ("Tenant"), in the form attached hereto as Exhibit E (the "Master Lease"), together with a short-form memorandum of the Master Lease in the form attached hereto as Exhibit E-1 (the "Short Form Master Lease"), and together with a guaranty of the Master Lease executed by American Restaurant Group, Inc., a Delaware corporation ("Guarantor") in favor of Buyer in the form attached hereto as Exhibit F (the "Guaranty of Master Lease"), a certificate of Guarantor in the form attached hereto as Exhibit G (the "Certificate of Guarantor"), and a certificate of Tenant in the form attached hereto as Exhibit G-1 (the "Certificate of Tenant"); (ii) four (4) individual leases for the four (4) restaurants comprising the Property located in the State of Minnesota (the "Minnesota Assets") between Captec Net Lease Realty, Inc., a Michigan corporation or its affiliate ("Captec"), as Landlord, and Tenant, as tenant, each in the form attached hereto as Exhibit H (the "Minnesota Leases"), together with four (4) short-form memoranda of the Minnesota Leases in the form attached hereto as Exhibit H-1 (the "Short Form Minnesota Leases"), and together with a guaranty of each Minnesota Lease executed by Guarantor in favor of Captec in the form attached hereto as Exhibit I (the "Minnesota Lease Guaranties"), and (iii) an individual lease for the restaurant comprising the Property located in the City of Pleasanton in the State of California (the "Pleasanton Asset") between Safeway Inc., a Delaware corporation or its affiliate ("Safeway"), as Landlord, and Tenant, as tenant, in the form attached hereto as Exhibit J (the "Safeway Lease"), together with a short-form memorandum of the Safeway Lease in the form attached hereto as Exhibit J-1 (the "Short Form Safeway Lease"), and together with a guaranty of the Safeway Lease executed by guarantor in favor of Safeway in the form attached hereto as Exhibit K (the "Safeway Lease Guaranty") (the Master Lease, the Short Form Master Lease, the Guaranty of Master Lease, the Guarantor's Certificate, the Minnesota Leases, the Minnesota Lease Guaranties, the Short Form Minnesota Leases, the Safeway Lease, the Safeway Lease Guaranty and the Short Form Safeway Lease are sometimes referred to herein collectively as the "Lease Documents").

                           (h)      Buyer obtaining acquisition financing from
such lenders, in such amounts and on such terms and conditions as are satisfactory to Buyer in its sole discretion.

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                           (i)      [Intentionally Omitted]

                           (j)      All of Seller's representations and
warranties contained in or made pursuant to this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date. At the Closing, Seller shall deliver to Buyer a certificate certifying that each of Seller's representations and warranties contained in Paragraph 7 below are true and correct as of the Closing Date.

                           (k)      The physical condition of the Property shall
be substantially the same on the day of Closing as on the date of Buyer's execution of this Agreement, reasonable wear and tear and loss by casualty excepted (subject to the provisions of Paragraph 10 below), and, as of the day of Closing, there shall be no litigation or administrative agency or other governmental proceeding of any kind whatsoever, pending or threatened, which after Closing would, in Buyer's reasonable discretion, materially adversely affect the value of the Property or the ability of Buyer to operate the Property in the manner in which it is currently being operated, and no proceedings shall be pending or threatened which could or would cause the redesignation or other modification of the zoning classification of, or of any building or environmental code requirements applicable to, any of the Property.

                           (l)      Buyer's review and approval of a legal
opinion or opinions from Seller's counsel in form and substance satisfactory to Buyer (the "Seller's Opinion").

                           (m)      The concurrent closing of the sale of the
Minnesota Assets to Captec and of the Pleasanton Asset to Safeway, and Buyer obtaining from each of Captec and Safeway a duly executed assignment of this Agreement in form and substance satisfactory to Buyer in its sole discretion with respect to the assets being so acquired by each of them.

         The Conditions Precedent contained in Subparagraphs 4(a) through (m) are intended solely for the benefit of Buyer. Subject to the provisions of Paragraph 5 below, if any of the Conditions Precedent is not satisfied, Buyer shall have the right in its sole discretion either to waive in writing the Condition Precedent and proceed with the purchase or terminate this Agreement.

                           B.       The following conditions are precedent to
Seller's obligations to transfer all of Seller's right, title and interest in and to the Property to Buyer:

                                    1.       All representations and warranties
of Buyer contained in this Agreement shall have been true in all material respects when made and shall be true and correct as of the date of closing and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer at or prior to the closing;

                                    2.       Seller shall have received the
documents described in subsection 6(d) below; and

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                                    3.       Buyer shall have delivered to
Seller, at Closing, all cash or other immediately available funds due from Buyer in accordance with subsection 2(a).

                  5.       Remedies.

         In the event the sale of the Property is not consummated because of a default under this Agreement on the part of Seller or if a Condition Precedent cannot be fulfilled because Seller frustrated such fulfillment by some affirmative act or omission, Buyer may either (a) terminate this Agreement by delivery of notice of termination to Seller, whereupon Seller shall pay to Buyer any title, escrow, legal and inspection fees incurred by Buyer and any other documented expenses incurred by Buyer in connection with the performance of its due diligence review of the Property, including, without limitation, environmental and engineering consultants' fees and expenses, and neither party shall have any further rights or obligations hereunder, or (b) continue this Agreement pending Buyer's action for specific performance and/or damages hereunder, including Buyer's costs and expenses incurred hereunder.

                  6.       Closing and Escrow.

                           (a)      Upon mutual execution of this Agreement, the
parties hereto shall deposit an executed counterpart of this Agreement with Title Company and this Agreement shall serve as instructions to Title Company as the escrow holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such additional escrow instructions as may be appropriate to enable the escrow holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

                           (b)      The parties shall endeavor to conduct an
escrow Closing pursuant to Subparagraph 6(a) above. If, however, an escrow Closing is not practical, the Closing hereunder shall be held and delivery of all items to be made at the Closing shall be made at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, NY 10103, on or before September 13, 1996 or on such other date as Seller and Buyer may select upon three (3) days notice to Seller (the "Closing Date"). In the event the Closing does not occur on or before the Closing Date, the escrow holder shall, unless it is notified by both parties to the contrary within five (5) days after the Closing Date, return to the depositor thereof items which were deposited hereunder. Any such return shall not, however, relieve either party of any liability it may have for its wrongful failure to close.

                           (c)      At or before the Closing, Seller shall
deliver or cause to be delivered to Buyer the following:

                                    (i)      the duly executed and acknowledged
                                             Deeds;

                                    (ii)     the Master Lease, the Short Form
Master Lease, the Guaranty of Master Lease, the Guarantor's Certificate, the Minnesota Leases, the

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Short Form Minnesota Leases, the Minnesota Lease Guaranties, the Safeway Lease,
the Short Form Safeway Lease and the Safeway Lease Guaranty, each duly executed and acknowledged (where appropriate) by Tenant and Guarantor (as applicable);

                                    (iii)    the Tenant's and Guarantor's
Certificate and the Assignment of Lease required to be executed by Tenant and Guarantor (as applicable) by Buyer's lenders in connection with Buyer's acquisition financing;

                                    (iv)     [Intentionally Omitted]; (v) an
affidavit pursuant to Section 1445(b)(2) of the Federal Code, and on which Buyer is entitled to rely, that Seller is not a "foreign person" within the meaning of
Section 1445(f)(3) of the Federal Code, in the form attached hereto as Exhibit
L;

                                    (vi)     a properly executed California Form
590 certifying that Seller has a permanent place of business in California or is qualified to do business in California.

         If Seller fails to deliver any such Form 590, certificate or other evidence, Buyer shall not be excused from its obligation to consummate the transactions contemplated herein, but rather may deduct and withhold from the Purchase Price an amount equal to three and one-third percent (3 1/3%) of the "sales price of the California real property conveyed" in connection with the transactions contemplated herein, as defined and required by the State Withholding Provisions. As described in Subparagraph 2(b) above, any amount so withheld shall be deemed to have been paid by Buyer as a part of the Purchase Price. Should Seller deliver evidence to Buyer that the California Franchise Tax Board has authorized a partial or total reduction in the amount required to be withheld from the Purchase Price pursuant to the State Withholding Provisions, Buyer may withhold only the amount required by the Franchise Tax Board to be withheld, if any, and any amount so withheld shall be deemed to have been paid by Buyer as part of the Purchase Price. Buyer acknowledges and agrees that it has received written notice of the withholding requirements set forth in the State Withholding Provisions;

                                    (vii)    such resolutions, authorizations,
bylaws or other corporate and/or partnership documents or agreements relating to Seller and its shareholders as shall be reasonably required by Buyer;

                                    (viii)   closing statement in form and
content reasonably satisfactory to Buyer and Seller (the "Closing Statement");

                                    (ix)     the certificate certifying as to
Seller's representations and warranties as required by Subparagraph 4(j) above;

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                                    (x)      the duly executed opinion from
         Seller's and/or Buyer's counsel as required by Subparagraph 4(l) above;

                                    (xi)     any other instruments, records or
         correspondence called for hereunder which have not previously been delivered.

Buyer may waive compliance on Seller's part under any of the foregoing items by an instrument in writing.

                           (d)      At or before the Closing, Buyer shall
deliver or cause to be delivered to Seller the following:

                                    (i)      the Master Lease and the Short Form
         Master Lease, each duly executed and acknowledged (where appropriate) by Buyer;

                                    (ii)     Minnesota Leases and the Short Form
         Minnesota Leases, each duly executed and acknowledged (where appropriate) by Captec and the Safeway Lease and the Short Form Safeway Lease, each duly executed and acknowledged (where appropriate) by Safeway;

                                    (iii)    the Closing Statement; and

                                    (iv)     the Purchase Price which shall be
         disbursed as provided in the Closing Statement approved by Buyer and Seller.

                           (e)      Seller and Buyer shall each deposit such
other instruments as are reasonably required by the escrow holder or otherwise required to close the escrow and consummate the purchase of the Property in accordance with the terms hereof, including, without limitation, an agreement (the "Designation Agreement") designating Title Company as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Federal Code and the regulations promulgated thereunder, and executed by Seller, Buyer and Title Company. The Designation Agreement shall be substantially in the form attached hereto as Exhibit M and, in any event, shall comply with the requirements of
Section 6045(e) of the Federal Code and the regulations promulgated thereunder.

                           (f)      There shall be no apportionment of any real
estate taxes or assessments, utility charges, insurance premiums, amounts payable under the Assumed Contracts or any other operation and maintenance expenses or other recurring costs, it being understood that Tenant shall pay all such costs and expenses under the Master Lease and the Minnesota Leases, and Buyer shall in no event have any obligation or liability with respect thereto.

                           (g)      If the closing shall occur hereunder, such
shall be deemed a waiver or satisfaction of the conditions precedent to each parties' obligation to close hereunder.

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                  7.       Representations and Warranties of Seller. Seller
hereby represents and warrants to and covenants with Buyer and any mortgagee or beneficiary of Buyer as follows:

                           (a)      To the best of Seller's Knowledge (as
defined below) there are now, and at the time of Closing will be, no material physical or mechanical defects of the Property, including, without limitation, the structural and load-bearing components of the Property, the roofs, the parking lots, the plumbing, heating, air conditioning and electrical and life safety systems, and all such items are in good operating condition and repair and, to Seller's knowledge, in compliance with applicable building codes, environmental, zoning and land use laws, and other applicable local, state and federal laws and regulations (collectively, "Laws"), except where failure to so comply could not reasonably be expected to have a material adverse effect on the value or the use or operation of the Property for its intended purpose or the ability of Seller to perform its obligations under this Agreement (a "Material Adverse Effect").

                           (b)      To Seller's Knowledge, the use and operation
of the Property now are, and at the time of Closing will be, in compliance with all Laws, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. Seller shall not commit or permit to occur, any action which will result in such a violation between the date hereof and the Closing.

                           (c)      To the best of Seller's Knowledge any
survey, mechanical and structural plans and specifications, soil reports, certificates of occupancy, operating statements, and income and expense reports, and all other books and records relating to the Property and all other contracts or documents delivered to Buyer in connection with this Agreement are and at the time of Closing will be true, correct and complete copies of such documents, and are and at the time of Closing will be in full force and effect, without default by (or notice of default to) any party, except where failure to be in full force or effect or where such default could not reasonably be expected to have Material Adverse Effect.

                           (d)      Except as disclosed to Buyer in writing
prior to the date hereof, Seller does not have Knowledge of any condemnation, environmental, zoning or other land- use regulation proceedings, either instituted or planned to be instituted, which would detrimentally affect the use, operation or value of the Property, nor has Seller received notice of any special assessment proceedings affecting the Property (other than as set forth in the Preliminary Reports, and other than the pending condemnation proceeding by the State of California with respect to the widening of the freeway adjacent to the portion of the Property located in Lake Forest, California (the "Lake Forest Condemnation Action"). Seller shall notify Buyer promptly of any such proceedings of which Seller becomes aware.

                           (e)      To the best of Seller's Knowledge, all
water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law or by the normal use and operation of the Property are and at the time of Closing will be installed to the property lines of the Real Property, are and at the time of Closing will be connected

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pursuant to valid permits, and are and at the time of Closing will be adequate to service the Property and to permit compliance with all Laws, except where noncompliance could not reasonably be expected to have Material Adverse Effect.

                           (f)      Seller has obtained all licenses, permits,
variances, approvals, authorizations, easements and rights of way, including proof of dedication, required from all governmental authorities having jurisdiction over the Property or from private parties for the intended use, operation and occupancy of the Property and to insure vehicular and pedestrian ingress to and egress from the Property, except where failure to so obtain could not reasonably be expected to have Material Adverse Effect.

                           (g)      There is no litigation pending or, after due
and diligent inquiry, to the best of Seller's Knowledge threatened, against Seller or any basis therefor that arises out of the ownership of the Property or that could reasonably be expected to have Material Adverse Effect. Seller shall notify Buyer promptly of any such litigation of which Seller becomes aware.

                           (h)      ARGPM is a corporation duly organized and
validly existing and in good standing under the laws of the State of California, and in good standing under the laws of the States of Arizona, Colorado, Indiana and Minnesota; Tenant is a corporation duly organized and validly existing and in good standing under the laws of the State of California and in good standing under laws of the States of Arizona, Colorado, Indiana and Minnesota; Guarantor is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, and in good standing under the laws of the State of Arizona, California, Colorado, Indiana and Minnesota; this Agreement and all documents executed by Seller, Tenant and Guarantor which are to be delivered to Buyer at the Closing are and at the time of Closing will be duly authorized, executed and delivered by Seller, Tenant and Guarantor (as applicable), are and at the time of Closing will be legal, valid and binding obligations of ARGPM, Tenant and Guarantor enforceable against Seller in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and do not and at the time of Closing will not violate any provision of any agreement or judicial order to which Seller, Tenant or Guarantor or the Property is subject.

                           (i)      Seller shall cause to be discharged all
mechanics' and materialmen's liens arising from any labor or materials furnished to the Property prior to the time of Closing.

                           (j)      Seller is not a "foreign person" within the
meaning of Section 1445(f)(3) of the Federal Code.

                           (k)      To the best of Seller's Knowledge, except as
set forth in the Reports, the Property is not in violation of any federal, state, local or administrative agency

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ordinance, law, rule, regulation, order or requirement relating to environmental conditions or Hazardous Material ("Environmental Laws"), except where noncompliance could not reasonably be expected to have a Material Adverse
Effect. Neither Seller, nor to the best of Seller's Knowledge any third party, has used, manufactured, generated, treated, stored, disposed of, or released any Hazardous Material on, under or about the Property or real estate in the vicinity of the Property or transported any Hazardous Material over the Property. Neither Seller, nor to the best of Seller's Knowledge any third party, has installed, used or removed any storage tank on, from or in connection with the Property except in full compliance with all Environmental Laws, and to the best of Seller's Knowledge there are no storage tanks or wells (whether existing or abandoned) located on, under or about the Property. To the best of Seller's Knowledge, except as set forth in the Reports, the Property does not consist of any building materials that contain Hazardous Material. For the purposes hereof, "Hazardous Material" shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as "hazardous" or "toxic" under any federal, state, local or administrative agency ordinance or law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. SectionSection 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. SectionSection 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. SectionSection 1251 et seq.; the Clean Air Act, 42 U.S.C. SectionSection 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. SectionSection 1471 et seq.; Toxic Substances Control Act, 15 U.S.C. SectionSection 2601 et seq.; Refuse Act, 33 U.S.C. SectionSection 407 et seq.; Emergency Planning and Community Right-To-Know Act, 42 U.S.C. SectionSection 11001 et seq.; Occupational Safety and Health Act, 29 U.S.C. SectionSection 65 et seq. to the extent it includes the emission of any Hazardous Material and includes any Hazardous Material for which hazard communication standards have been established; California Hazardous Substance Account Act, California Health & Safety Code SectionSection 25300 et seq.; California Asbestos Notification Laws, California Health & Safety Code SectionSection 25915 et seq.; California Hazardous Waste Control Law, California Health & Safety Code SectionSection 22100 et seq.; California Hazardous
Materials Release Response Plans and Inventory Act, California Health & Safety Code SectionSection 25500 et seq.; California Clean Air Act, California Health & Safety Code SectionSection 39608 et seq.; California Toxic Pits Cleanup Act, California Health & Safety Code SectionSection 25208 et seq.; California
Pipeline Safety Act, California Government Code SectionSection 51010 et seq.; California Toxic Air Contaminants Law, California Health & Safety Code SectionSection 39650 et seq.; California Porter-Cologne Water Quality Act, California Water Code SectionSection 13000 et seq.; California Toxic Injection Well Control Act, California Health & Safety Code SectionSection 25159.10 et seq.; California Underground Storage Tank Act, California Health & Safety Code SectionSection 25280 et seq.; California Occupational Carcinogens Control Act, California Labor Code SectionSection 9000 et seq.; or any regulation, order, rule or requirement adopted thereunder, as well as any formaldehyde, urea, polychlorinated biphenyls, petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel or mixture thereof, radon, asbestos, and "source," "special nuclear" and "by- product" material as defined in the Atomic Energy Act of 1985, 42 U.S.C. SectionSection 3011 et seq, provided, that notwithstanding the foregoing, "Hazardous Materials" shall not be deemed to include materials and substances used and/or incidental to the ordinary course of Seller's business provided that such materials and substances are used, stored, handled and disposed of in accordance with

         Environmental Laws and all other applicable laws, industry standards and manufacturers specifications.

                  "Reports" shall mean the environmental and engineering reports previously delivered by Seller to Buyer and the environmental and engineering reports prepared for Buyer in connection with the transactions contemplated by this Agreement.

                           (l)      ARGPM or Tenant, as applicable, is the legal
and equitable owner of the Property, with full right to convey the same, and without limiting the generality of the foregoing, Seller has not granted any prior assignment of or security interest that will be effective as of the Closing in, or option or right of first refusal or first opportunity to any party to acquire, any interest in any of the Property.

                           (m)      Neither Seller, Tenant nor Guarantor has
either filed or been the subject of any filing of a petition under the Federal Bankruptcy Law or any federal or state insolvency laws or laws for composition of indebtedness or for the reorganization of debtors.

                           (n)      "Knowledge" shall mean the actual knowledge
of any executive officer of Seller after due inquiry of the property management.

                  8. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows: Buyer is a duly organized and validly existing limited liability company under the laws of the State of California and is in good standing under the laws of the States of Arizona, California, Colorado and Indiana; this Agreement and all documents executed by Buyer which are to be delivered to Seller at the Closing are or at the time of Closing will be duly authorized, executed and delivered by Buyer, and are or at the Closing will be legal, valid and binding obligations of Buyer, and do not and at the time of Closing will not violate any provisions of any agreement or judicial order to which Buyer is subject.

                  9. Indemnification. Each party hereby agrees to indemnify the other party and defend (with counsel reasonably satisfactory to such other party) and hold it harmless from and against, and Seller hereby further agrees to indemnify any mortgagee or beneficiary of Seller and defend (with counsel reasonably satisfactory to such mortgagee or beneficiary) and hold it harmless from and against, any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, attorneys' fees, resulting from any misrepresentation or breach of warranty or breach of covenant made by such party in this Agreement or in any document, certificate, or exhibit given or delivered to the other pursuant to or in connection with this Agreement. The indemnification provisions of this Paragraph 9 shall survive beyond the Closing, or, if the Closing does not occur pursuant to this Agreement, beyond any termination of this Agreement; provided, however, that any claim based upon any alleged breach or misrepresentation must be noticed in writing, specifying the scope and nature of such claim in reasonable detail.

                  10.      Risk of Loss.

                           (a)      If, prior to the Closing Date, all or any
portion of any Property is taken by eminent domain or a proceeding seeking eminent domain is commenced or a written notice from the condemning authority of a pending taking is received by Seller, Seller or Buyer shall notify the other party of such fact promptly after obtaining knowledge thereof and if such threatened or actual taking (i) shall have a materially adverse effect upon the present use or operation of the affected Property or the profitability thereof or (ii) results in the elimination of necessary legal ingress and/or egress from such Property to public roads, Buyer shall have the right to terminate this Agreement with respect to such Property by giving notice to Seller not later than thirty (30) days after receipt of Seller's notice. If Buyer elects to terminate this Agreement as aforesaid, the Purchase Price shall be reduced by the amount of 105% of the Purchase Price allocable to the affected Property, in accordance with the amounts set forth on Exhibit B. If Buyer does not elect to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer (without recourse) upon the closing the rights of Seller to portion of the awards, if any, attributable to the taking of such Property, and Buyer shall be entitled to receive and keep all awards for the taking of the Property or such portion thereof to the extent not applied to restoration of such Property. Buyer acknowledges the pending Lake Forest Condemnation Action and agrees that this Agreement shall not be terminated as a result thereof nor shall there be any abatement of the Purchase Price as a result thereof; provided that Seller shall be entitled to keep and receive any award or compensation now, previously or hereafter received by Seller or to which Seller or Buyer, whether in their capacities as seller and buyer hereunder or as tenant and landlord under the Master Lease, or otherwise, is entitled in connection with the Lake Forest Condemnation Action net of the actual costs and expenses incurred by Seller and Purchaser in obtaining such award or compensation.

                           (b)      If, prior to the Closing Date, a material
part (as defined in this subsection 10(b)) of any Property is destroyed or damaged by fire or other casualty or said fire or other casualty is likely to result in the ceasing of all or substantially all operations at a particular Property for a period of ninety (90) consecutive days, Seller shall promptly notify Buyer of such fact. Buyer shall have the right to terminate this Agreement with respect to such Property by giving notice to Seller not later than thirty (30) days after receipt of Seller's notice. For purposes hereof, a "material part" of the Property shall mean a part of the Property for which the cost to repair the damage thereto or destruction thereof shall exceed Fifty Thousand Dollars ($50,000). If Buyer elects to terminate this Agreement as aforesaid, the Purchase Price shall be reduced by the amount of 105% of the Purchase Price allocable to the affected Property, in accordance with the amounts set forth on Exhibit B. If Buyer does not elect to terminate this Agreement as aforesaid, or if there is damage to or destruction of an "immaterial part" (i.e., anything other than a material part) of the Property by fire or other casualty, there shall be no abatement of the Purchase Price (except as hereinafter set forth) and Seller shall assign to Buyer (without recourse) upon the Closing the rights of Seller to the proceeds, if any, under Seller's insurance policies covering the Property with respect to such damage or destruction, and Buyer shall be entitled to receive and keep any monies received from such insurance policies to the extent not applied to restoration of the Property and the Purchase Price shall be abated by the amount of the deductible under Seller's insurance policies covering the Property with respect to such damage. Any repairs elected to be made by Seller pursuant to this Paragraph 10(b) shall be made within one hundred and eighty (180) days following such damage or destruction and the Closing shall be extended until the repairs are substantially completed. As used in this Paragraph 10(b), the cost to repair or restore shall include the cost of lost rental revenue, including additional rent and base rent.

                  11. Possession. Subject to the Lease Documents, possession of the Property shall be delivered to Buyer, Captec and/or Safeway, as applicable, on the Closing Date, provided, however, that prior to the Closing Date Seller shall afford authorized representatives of Buyer and any mortgagee or beneficiary of Buyer reasonable access to the Property for purposes of satisfying Buyer with respect to the representations, warranties and covenants of Seller contained herein and with respect to satisfaction of any Conditions Precedent to the Closing contained herein, including, without limitation, the drilling of test wells and the taking of soil borings; provided, however, that
(i) Seller (or its representatives, agents or designees) shall, at its option, accompany Buyer and its representatives, agents and designees at all times, (ii) Buyer's access to the Property shall not materially interfere with (A) the use, occupancy or operation of the Property by Seller or (B) any guests, tenants or their employees, contractors or customers. Seller shall in no way be liable or responsible for any such activities of the Buyer upon the Property, and Buyer shall not permit or allow any lien or encumbrance to attach against the Property due to such activity of Buyer, its agents, representatives, or designees. Should anyone file or attempt to file a lien against the Property or any part thereof by reason of Buyer's activities, Buyer shall take all steps necessary to have the same cancelled and discharged of record within ten (10) days after the filing thereof. Notice is hereby given that Seller shall not be liable for any acts or works performed by Buyer on the Property nor for any labor or materials furnished to Buyer, and no mechanic's , materialmen's or other liens shall attach to, encumber or affect the estate or interest of Seller in and to the Property, and Buyer shall so inform any parties that entered upon the Property or performed services for Buyer in connection with the Property. Buyer hereby indemnifies and agrees to hold Seller harmless from and against any and all liens which may arise as a result of Buyer's activities on the Property and against any and all claims for death or injury to persons or properties arising out of or as a result of Buyer's going upon the Property pursuant to the provisions of this Paragraph or otherwise, except to the extent caused by and acts or omissions of Seller or its agents, representatives, employees, invitees or guests or the condition of the Property. This indemnity shall survive any termination of this Agreement and shall survive the Closing. Buyer shall cause the Property to be promptly restored to its condition existing prior to Buyer's first entry onto the Property to the extent practicable after all such tests or surveys, with Buyer's obligation so to restore to survive any termination of this Agreement.

                  12. Maintenance of the Property. Between Seller's execution of this Agreement and the Closing, Seller shall maintain the Property in good order, condition and repair, reasonable wear and tear excepted, and shall make all repairs, maintenance and replacements of the Improvements and otherwise operate the Property in the same manner as before the making of this Agreement, as if Seller were retaining the Property.

                  13. Buyer's Consent to New Contracts Affecting the Property; Termination of Existing Contracts.

                           (a)      Seller shall not, after the date of Seller's
execution of this Agreement, enter into any lease or contract, or any amendment thereof, to which Buyer or the Property would be bound or to which Buyer would be subject.

                           (b)      Seller shall terminate prior to the Closing,
at no cost or expense to Buyer, any and all management agreements, if any, for the Property.

                  14. Insurance. Through the Closing Date, Seller shall maintain or cause to be maintained, at Seller's sole cost and expense, a policy or policies of insurance in amounts and forms substantially the same as in effect on the date hereof.

                  15. Cooperation with Buyer. Seller and Buyer shall cooperate and do all acts as may be reasonably required or requested by the other with regard to the fulfillment of any Condition Precedent including execution of any documents, applications or permits.. Seller hereby irrevocably authorizes Buyer and its agents to make all reasonable inquiries with and applications to any third party, including any governmental authority, as Buyer may reasonably require to complete its due diligence.

                  16.      Miscellaneous.

                           (a)      Allocation of Purchase Price. Buyer and
Seller each agree to file an IRS Form 8594 in compliance with Section 1060 of the Federal Code, as amended, and applicable regulations. The filings shall be made on a consistent basis using the Purchase Price allocation set forth in the attached Exhibit B.

                           (b)      Notices. Any notice, consent or approval
required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon (i) hand delivery, (ii) one (1) day after being deposited with Federal Express or another reliable overnight courier service or transmitted by facsimile telecopy, or (iii) two (2) days after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as follows:

          If to Seller:             c/o American Restaurant Group, Inc.
                                    Suite 201
                                    4410 El Camino Real
                                    Los Altos, California 94022
                                    Att'n:        Director of Real Estate
                                    Fax No.:      (415) 949-6442

          With a copy to:           American Restaurant Group, Inc.
                                    Suite 201
                                    4410 El Camino Real
                                    Los Altos, California 94022
                                    Att'n:        Legal Department
                                    Fax No.:      (415) 949-6442

          With a copy to:           Simpson Thacher & Bartlett
                                    425 Lexington Avenue
                                    New York, New York  10017
                                    Att'n:        Philip T. Ruegger, Esq.
                                    Fax No.:      (212) 455-2502

          If to Buyer:              c/o Griffin Capital
                                    Suite 1600
                                    10940 Wilshire Boulevard
                                    Los Angeles, California 90024
                                    Att'n:        Kevin A. Shields
                                    Fax No.:      (213) 443-4117

          With a copy to:           Orrick, Herrington & Sutcliffe LLP
                                    Suite 3200
                                    777 South Figueroa Street
                                    Los Angeles, CA 90017
                                    Att'n:        Sara H. Reynolds
                                    Fax No.:      (213) 612-2499

or such other street address as either party may from time to time specify in writing to the other.

                           (c)      Brokers and Finders. Neither party has had
any contact or dealings regarding the Property, or any communication in connection with the subject matter of this transaction, through any real estate broker or other person who can claim a right to a commission or finder's fee in connection with the sale contemplated herein, except for (i) Beitler Commercial Realty Services, whose commission, if any is due, shall be the responsibility of Seller and (ii) Net Leased Real Properties, Inc., whose commission, if any is due, shall be the responsibility of Buyer. In the event that any other broker or finder perfects a claim for a commission or finder's fee based upon any such contact, dealings or communication, the party through whom the broker or finder makes its claim shall be responsible for said commission or fee and all costs and expenses (including reasonable attorneys' fees) incurred by the other party in defending against the same. The provisions of this paragraph shall survive the Closing.

                           (d)      Successors and Assigns. This Agreement shall
be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns. Buyer shall have the right, without notice to Seller, to assign its right, title and interest in and to this Agreement (a) to Captec Net Lease Realty, Inc. with respect to the Properties identified on Exhibits A-12, A-13, A-19 and A-21 hereto and (b) to Safeway Inc. with respect to the Property identified on Exhibit A-12 hereto, at any time before the Closing Date, and in such event, the party originally designated as Buyer shall be relieved of any and all obligations under this Agreement and any other instruments executed pursuant hereto, and such assignee(s) shall be substituted in its place.

                           (e)      Amendments. Except as otherwise provided
herein, this Agreement may be amended or modified only by a written instrument executed by Seller and Buyer.

                           (f)      Continuation and Survival of Representations
and Warranties, Etc. All representations and warranties by the respective parties contained herein or made in writing pursuant to this Agreement are intended to and shall remain true and correct as of the time of Closing, shall be deemed to be material, and, together with all conditions, covenants and indemnities made by the respective parties contained herein or made in writing pursuant to this Agreement (except as otherwise expressly limited or expanded by the terms of this Agreement), shall survive the execution and delivery of this Agreement and the Closing and shall not merge with the transfer of title to the Property, or, to the extent the context requires, beyond any termination of this Agreement.

                           (g)      Governing Law. This Agreement shall be
governed by and construed in accordance with the laws of the State of California.

                           (h)      Merger of Prior Agreements. This Agreement
and the exhibits hereto and the other documents required to be executed and delivered hereunder constitute the entire agreement between the parties and supersede all prior agreements and understandings between the parties relating to the subject matter hereof.

                           (i)      Enforcement. If either party hereto fails to
perform any of its obligations under this Agreement or if a dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

                           (j)      Time of the Essence. Time is of the essence
of this Agreement.


                           (k)      Severability. If any provision of this
Agreement, or the pplication thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

                           (l)      Marketing. Seller agrees not to market or
show the Property to any other prospective purchasers during the term of this Agreement.

                           (m)      Counterparts. This Agreement may be executed
in any number of counterparts and each shall be deemed an original and all shall constitute the same agreement. A faxed or other duplicated copy of this Agreement may be executed as an original and a faxed or other duplicate copy of the executed Agreement may be accepted and relied upon as if it were an executed original.

                           (n)      Limited Liability. The obligations of Buyer
are intended to be binding only on the property of Buyer and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its officers, directors, shareholders, partners, members or other principals, or any employees or agents thereof.

                  17. Acceptance of Agreement by Seller. This Agreement shall be null and void unless it is accepted by Seller and two fully executed copies hereof are returned to Buyer on or before 5:00 p.m. (P.S.T.) on September 13, 1996.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                               Buyer:

                               ARG PROPERTIES I, LLC, a California limited liability company

                               By:    Net Lease Holdings Corporation, Manager

                                      _________________________________________
                                      By:  Kevin A. Shields
                                            Its:  President

                               Seller:

                               ARG PROPERTY MANAGEMENT
                               CORPORATION, a California corporation

                               By______________________________________________
                                       Its_____________________________________


                               ARG ENTERPRISES, INC., a California
                               corporation

                               By______________________________________________
                                       Its_____________________________________

Title Company agrees to act as escrow holder in accordance with the terms of this Agreement and to execute the Designation Agreement (attached hereto as Exhibit M) and act as the Reporting Person (as such term is defined in the Designation Agreement).

                               CHICAGO TITLE INSURANCE COMPANY

                               By______________________________________________
                                       Its_____________________________________

                               Dated:  September __, 1996

                                LIST OF EXHIBITS

Exhibit A         -      Descriptions of Real Property

Exhibit B         -      Purchase Price Allocation

Exhibit C         -      Forms of Deeds

Exhibit D         -      [INTENTIONALLY OMITTED]

Exhibit E         -      Master Lease

Exhibit E-1       -      Short Form Memorandum of Master Lease and Notice of
                         Non-Responsibility
Exhibit F         -      Guaranty of Master Lease
Exhibit G         -      Form of Certificate of Guarantor
Exhibit G-1       -      Form of Certificate of Tenant
Exhibit H         -      Form of Minnesota Lease
Exhibit H-1       -      Form of Short Form Memorandum of Captec Lease
Exhibit I         -      Form of Guaranty of Minnesota Lease
Exhibit J         -      Form of Safeway Lease
Exhibit J-1       -      Short Form Memorandum of Safeway Lease
Exhibit K         -      Form of Guaranty of Safeway Lease
Exhibit L         -      Certificate of Transferor Other Than an Individual
                        (FIRPTA Affidavit)
Exhibit M         -      Designation Agreement

                                    EXHIBIT B


                           PURCHASE PRICE ALLOCATIONS

                                   EXHIBIT B
                                                                 Date: 12-Sep-96
                          ALLOCATION OF PURCHASE PRICE


PROP.                                                               ALLOCATED        ALLOCATED         ALLOCATED
NUM.            PROPERTY ADDRESS                        STATE      PURCH. PRICE      LAND VALUE       IMPR. VALUE
- -----           ----------------                        -----      ------------      ----------       -----------
1014    6601 Florin Road, Sacramento                    CA          1,413,858           639,566        1,202,664
1015    1000 Graves Avenue, El Cajon                    CA          2,040,358           922,966        1,735,581
1019    507 West Broadway, Tempe                        AZ          1,253,000           566,801        1,065,834
1025    707 E Street, Chula Vista                       CA          2,031,892           919,137        1,728,380
1059    5259 West Indian School Road, Phoenix           AZ          1,337,662           605,098        1,137,850
1065    1616 Sisk Road, Modesto                         CA          2,129,253           963,179        1,811,198
1066    6875 South Broadway, Littleton                  CO          1,418,091           641,481        1,206,265
1067    3610 Park Sierra Boulevard, Riverside           CA          2,053,057           928,711        1,746,384
1069    7111 Beach Boulevard, Buena Park                CA          1,993,794           901,903        1,695,973
1070    1625 Watt Avenue, Sacramento                    CA          1,959,929           886,584        1,667,166
1071    5930 Stoneridge Mall Road, Pleasanton           CA          2,400,000           346,293        2,053,707
1072    5696 University Avenue NE, Fridley              MN          1,840,000           450,000        1,390,000
1074    10600 Wayzata, Minnetonka                       MN          2,130,000           700,000        1,430,000
1075    23221 Lake Center Drive, Lake Forest            CA          2,061,523           932,541        1,753,585
1076    101 East Bay Street, Alhambra                   CA          2,095,388           947,860        1,782,392
1077    1299 Chess Drive, Foster City                   CA          2,040,358           922,966        1,735,581
1078    235 South First Street, Burbank                 CA          2,908,145         1,315,514        2,473,743
1080    1704 Shadeland Avenue, Indianapolis             IN          1,638,213           741,054        1,393,506
1082    2750 North Snelling Avenue, Roseville           MN          2,240,000           997,773        1,242,227
1083    1011 Blossom Hill Road, San Jose                CA          2,290,111         1,035,944        1,948,028
1084    4470 West 78th Circle, Bloomington              MN          2,570,000           998,058        1,571,942
1085    7853 South U.S. 31, Indianapolis                IN          1,553,551           702,757        1,321,490
1087    3601 Rosedale Highway, Bakersfield              CA          2,226,615         1,007,221        1,894,016
1090    139 W. Thousand Oaks Blvd., Thousand Oaks       CA          2,455,202         1,110,624        2,088,459
                                                                   ----------        ----------       ----------
        Totals                                                     48,080,000        16,691,906       31,388,094

                                    EXHIBIT C


                               FORM OF GRANT DEED

                                  See attached

Recorded at ____________ o'clock ______ M., ___________________________

Reception No. ____________________  ___________________________Recorder

================================================================================

                SPECIAL WARRANTY DEED

THIS DEED, Made this       day of                , 19   ,
between ARG Property Management Corporation, A California
Corporation, Formerly known as SAGA Property Management of
the                  *
County of             , State of Colorado, grantor(s) and

whose legal address is

of the     County of       , State of Colorado, grantee(s):

        WITNESSETH, That the grantor(s), for and in
consideration of the sum of
                                                                        DOLLARS.
the receipt and sufficiency of which is hereby acknowledged, ha
granted, bargained, sold and conveyed, and by these presents do         grant,
bargain, sell, convey, and confirm, unto the grantee(s)                 heirs
and assigns forever, all the real property, together with improvements, if any,
situate, lying and being in the                  County of               , State
of Colorado, described as follows:

                SEE EXHIBIT "A"
                ATTACHED AND MADE
                A PART HEREOF



also known by street and number as:

assessor's schedule or parcel number:

        TOGETHER with all and singular the hereditaments and appurtenances thereto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof; and all the estate, right, title, interest, claim and demand whatsoever of the grantor(s), either in law or equity, of, in and to the above bargained premises, with the hereditaments and appurtenances;

        TO HAVE AND TO HOLD the said premises above bargained and described
with the appurtenances, unto the grantee(s),            heirs and assigns
forever. The grantor(s), for            sell             ,               heirs
and personal representatives or successors, do          covenant and agree
that         shall and will WARRANT AND FOREVER DEFEND the above-bargained premises in the quiet and peaceable possession of the grantee(s), heirs and assigns, against all and every person or persons claiming the whole or any part thereof, by, through or under the grantor(s).

        IN WITNESS WHEREOF, the grantor(s) ha           executed this deed on
the date set forth above.

___________________________________        ARG Property Management Corporation,
___________________________________        formerly known as SAGA Property
___________________________________        Management


                STATE OF COLORADO               )
                                                )       ss.
                County Of                       )

        The foregoing instrument was acknowledged before me this    day
of              , 19  , by,

                                           Witness my hand and official seal
                                           My commission expires

                                           ------------------------------------
                                                                  Notary Public

*If in Denver, insert "City and",

- --------------------------------------------------------------------------------
             Name and Address of Person Creating Newly Created Legal Description
                                                      (Sec. 38-35-106.5, C.R.S.)

================================================================================

No. 16, Rev. 4-94.  SPECIAL WARRANTY DEED

Bradford Publishing, 1743 Wazec St., Denver, CO 80202 -- (303) 292-2500 -- 9/95

                RECORDING REQUESTED BY


AND WHEN RECORDED MAIL THIS DEED AND, UNLESS OTHERWISE
SHOWN BELOW, MAIL TAX STATEMENT TO:


Name

Street
Address

City &
State
Zip

Title Order No. ________________ Escrow No. __________

- --------------------------------------------------------------------------------
                                        SPACE ABOVE THIS LINE FOR RECORDER'S USE
T 355 Legal (2-94)
                                   GRANT DEED
- --------------------------------------------------------------------------------
THE UNDERSIGNED GRANTOR(s) DECLARE(s)
        DOCUMENTARY TRANSFER TAX IS $__________________________
        / / ______ unincorporated area  / / City of ___________
        Parcel No. _______________________
        / / computed on full value of interest or property conveyed, or / / computed on full value less value of liens or encumbrances remaining at time of sale, and

     FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,


hereby GRANT(S) to



the following described real property in the

county of                       , state of California:






Dated ______________________________

STATE OF CALIFORNIA                                                    )
COUNTY OF _____________________________________________________________) S.S.

On _______________________________________________________________ before me,

_____________________________________________________________________________
a Notary Public in and for said County and State, personally appeared
_____________________________________________________________________________
_____________________________________________________________________________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

Signature ___________________________________________________________________



_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________



                     (This area for official notarial seal)
- --------------------------------------------------------------------------------
 MAIL TAX STATEMENTS TO PARTY SHOWN ON FOLLOWING LINE: IF NO PARTY SHOWN, MAIL
                               AS DIRECTED ABOVE

- --------------------------------------------------------------------------------
        Name                    Street Address                 City & State

Recorded at the Request of:


When Recorded, mail to:





================================================================================
Order No:

                             SPECIAL WARRANTY DEED

For the consideration of Ten Dollars, and other valuable consideration, I or we,





do hereby convey to





the following real property located in                  County, Arizona:





Subject to current taxes and other assessments, reservations in patents and all easements, rights-of-way, encumbrances, liens, covenants, conditions, restrictions, obligations and liabilities as may appear of record, the Grantor hereby binds itself to warrant and defend the title as against all acts of the Grantor herein and no other.


Dated: ____________________________


___________________________________       ______________________________________


___________________________________       ______________________________________
________________________________________________________________________________

State of ____________________ )
                              ) ss.
County of ___________________ )           Date of Acknowledgement ______________

Acknowledgement of

This instrument was acknowledged before me this date by the persons above-subscribed and if subscribed in a representative capacity, then for the principal named and in the capacity indicated.



                                          ______________________________________
                                                                   Notary Public
                                          My commission expires:
________________________________________________________________________________

State of ____________________ )
                              ) ss.
County of ___________________ )           Date of Acknowledgement ______________

Acknowledgement of

This instrument was acknowledged before me this date by the persons above-subscribed and if subscribed in a representative capacity, then for the principal named and in the capacity indicated.



                                          ______________________________________
                                                                   Notary Public
                                          My commission expires:
================================================================================

NOTE: THE PARTIES ARE CAUTIONED THAT BY COMPLETING AND EXECUTING THIS DOCUMENT, LEGAL RIGHTS, DUTIES AND OBLIGATIONS ARE CREATED. BY SIGNING, THE PARTIES ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED TO SEEK AND OBTAIN INDEPENDENT LEGAL COUNSEL AS TO ALL MATTERS CONTAINED IN THE WITHIN DOCUMENT PRIOR TO SIGNING SAME AND THAT SAID PARTIES HAVE OBTAINED ADVICE OR CHOOSE TO PROCEED WITHOUT SAME.

                        CORPORATE WARRANTY DEED

        THIS INDENTURE WITNESSETH, That _________________________ ("Grantor"), a corporation organized and existing under the laws of the State of _________________, CONVEYS AND WARRANTS to _________________________ of ______________ County, in
the State of ____________________, for the sum of Ten Dollars (10.00) and other valuable consideration,

the receipt of which is hereby acknowledged, the following

described real estate in                County, in the State of Indiana:




        The undersigned persons executing this deed on behalf of Grantor represent and certify that they are duly elected officers of Grantor and have been fully empowered, by proper resolution of the Board of Directors of Grantor, to execute and deliver this deed; that Grantor has full corporate capacity to convey the real estate described herein; and that all necessary corporate action for the making of such conveyance has been taken and done.

        IN WITNESS WHEREOF, Grantor has caused this deed to be executed this __ day of __________________________, 19__.

                                        -----------------------------------
                                        (Name of Corporation)

(SEAL) ATTEST:

By                                      By
   -------------------------------          ---------------------------------
   Signature                                Signature

   -------------------------------          ---------------------------------
   Printed Name, and Office                 Printed Name, and Office

STATE OF                        )
                                )  SS:
COUNTY OF                       )

        Before me, a Notary Public in and for said County and State, personally
appeared                        and
the                     and                     respectively of             ,
who acknowledged execution of the foregoing Deed for and on behalf of said Grantor, and who, having been duly sworn, stated that the representations therein contained are true.

        Witness my hand and Notarial Seal this __ day of __________________, 19__.

My Commission Expires           Signature
                                          ---------------------------------

- ---------------------           Printed                     , Notary Public
                                        --------------------

This instrument was prepared by                                 attorney
                                ------------------------------
at law.

c-forms/cdeed

Corporation or Partnership

- --------------------------------------------
No delinquent taxes and transfer entered;
Certificate of Real Estate Value (   ) filed
(   ) not required
Certificate of Real Estate Value No.
____________________________________________

____________________________, 19____

____________________________________________
                              County Auditor

by _________________________________________
                                      Deputy
- --------------------------------------------

STATE DEED TAX DUE HEREON: $ _______________

Date: ____________________________ , 19 ____
                                                (reserved for recording data)
                                              ----------------------------------
FOR VALUABLE CONSIDERATION, ____________________________________________________
_________________________________________, a __________________under the laws of
____________________, Grantor, hereby conveys and warrants to __________________
____________________________________________________________________, Grantee, a
________________________ under the laws of ___________________, real property in
______________________________ County, Minnesota, described as follows:





                  (if more space is needed, continue on back) together with all hereditaments and appurtenances belonging thereto, subject to the following exceptions:



                                        _______________________________________

     Affix Deed Tax Stamp Here
                                        By ____________________________________
                                           Its ________________________________

                                        By ____________________________________
                                           Its ________________________________
STATE OF MINNESOTA      )
                        ) ss.
COUNTY OF _____________ )

  The foregoing was acknowledged before me this _______ day of _______, 19 ___, by _________________________________ and _____________________________________,
the ________________________________ and ______________________________________
of _______________________________________________, a _________________________
under the laws of _______________________, on behalf of the __________________.

- ------------------------------
    NOTARIAL STAMP OR SEAL
   (OR OTHER TITLE OR RANK)      ______________________________________________
                                 SIGNATURE OF PERSON TAKING ACKNOWLEDGMENT

                                 Tax Statements for the real property described in this Instrument should be sent to (include
- ------------------------------   name and address of Grantee):
- ------------------------------
THIS INSTRUMENT WAS DRAFTED BY
      (NAME AND ADDRESS)





- ------------------------------

                                   EXHIBIT E-1

                                                       Location: ___________
                                                       State: ______________

Recording Requested By and
When Recorded, Return to:

Orrick, Herrington & Sutcliffe LLP
777 South Figueroa Street
Suite 3200
Los Angeles, California  90017
Attention:  Sara H. Reynolds, Esq.

                         SHORT-FORM MEMORANDUM OF LEASE
                        AND NOTICE OF NON-RESPONSIBILITY

         This Memorandum of Lease and Notice of Non-Responsibility made as of the 11th day of September, 1996, between ARG PROPERTIES I, LLC, a California limited liability company, having an office at c/o Griffin Capital, 10940 Wilshire Boulevard, Suite 1600, Los Angeles, California 90024 ("Landlord"), and ARG ENTERPRISES, INC., a California corporation, having an office at 450 Newport Center Drive, 6th Floor, Newport Beach, California 92660 ("Tenant").

                              W I T N E S S E T H:

         1. Landlord and Tenant have entered into a Master Lease ("Lease") dated of even date herewith of certain premises described therein, including the premises located at _____________________ in the City of _______________, County
of __________________, and State of ________________, as further described on
Schedule A attached hereto (the "Property").

         2. The Lease sets forth the above names and addresses of the parties thereto.

         3. The term of the Lease is less than thirty-five (35) years. The initial term of the Lease is twenty-five (25) years beginning on the date hereof and ending on September 11, 2021. Tenant has a right to extend the term for three (3) successive periods of five (5) years each. The maximum date to which the Lease may be extended is midnight on September 11, 2036. The rights of extension are exercisable as set forth in the Lease.

         4. The terms and conditions of the Lease are incorporated herein as if set forth in full herein. This memorandum does not in any manner enlarge or diminish the respective rights, privileges, liabilities or obligations of Landlord and Tenant under the Lease.

                                      E-1-1

         5. In accordance with Article 3 of the Lease, from time to time as provided therein, the Lease is to be replaced by one or more individual leases for the properties still subject to the Lease, for the remaining term of the Lease, and substantially on the other terms and conditions set forth in Article 3 of the Lease and in Exhibit B to the Lease. If any such individual lease is entered into with respect to the Property, this memorandum shall serve as notice of such individual lease without the necessity for recording any other instrument, and such individual lease shall be entitled to the same priority as the Lease.

         6. Notice is hereby given that neither Landlord nor any mortgagee or beneficiary of Landlord will be liable or responsible for any labor, services or materials furnished or to be furnished at any time to Tenant in connection with the Property or any portion thereof, or to anyone holding an interest in the Property or any part thereof through or under Tenant, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord or any mortgagee or beneficiary of Landlord in and to the Property or any portion thereof.

                                      E-1-2

         Landlord and Tenant have caused this memorandum to be duly executed and delivered as of the day and year first written above, for the purpose of providing an instrument for recording.

WITNESSES:                             LANDLORD:

                                       ARG PROPERTIES I, LLC, a California
                                       limited liability company

                                       By:      Net Lease Holdings Corporation,
                                                Manager

_________________________________               _______________________________
                                                By:  Kevin A. Shields
_________________________________               Its:  President

                                       TENANT:

                                       ARG ENTERPRISES, INC.,
                                       a California corporation

__________________________________     By______________________________________

__________________________________        Its__________________________________

                                      E-1-3

                                 ACKNOWLEDGMENT

STATE OF CALIFORNIA                  )
                                     )  ss.
COUNTY OF __________                 )

On _______________, 1996, before me, the undersigned notary public in and for said County and State, personally appeared _____________________.

                  |_|      personally known to me [or]

                  |_|      proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) _________________ subscribed to the within instrument and acknowledged to me that ___________ executed the same in ___________ authorized capacity(ies) and that, by __________ signature(s) on the instrument, the person(s) or the entity(ies) upon behalf of which the person(s) acted executed the instrument.

WITNESS my hand and official seal.

                                    ___________________________________________
                                    My commission expires on___________________
_______________________________________________________________________________

                                    OPTIONAL

Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form.

CAPACITY CLAIMED BY SIGNER

|_|      Individual                          DESCRIPTION OF ATTACHED DOCUMENT
|_|      Corporate Officer                   ________________________________
           Title(s)________________________  Title or Type of Document
|_|      Partner(s)
         __Limited   __General               ________________________________
|_|      Attorney-In-Fact                    Signer(s) Other Than Named Above
|_|      Trustee(s)
|_|      Guardian/Conservator                Date of Document________________
|_|      Other:____________________________  Number of Pages_________________
         __________________________________
                                             SIGNER IS REPRESENTING:

                                             ________________________________
                                             ________________________________

                                      E-1-4

                                 ACKNOWLEDGMENT

STATE OF CALIFORNIA                  )
                                     )  ss.
COUNTY OF __________                 )

On _______________, 1996, before me, the undersigned notary public in and for said County and State, personally appeared _____________________.

                  |_|      personally known to me [or]

                  |_|      proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) _________________ subscribed to the within instrument and acknowledged to me that ___________ executed the same in ___________ authorized capacity(ies) and that, by __________ signature(s) on the instrument, the person(s) or the entity(ies) upon behalf of which the person(s) acted executed the instrument.

WITNESS my hand and official seal.

                                    ___________________________________________
                                    My commission expires on___________________
_______________________________________________________________________________

                                    OPTIONAL

Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form.

CAPACITY CLAIMED BY SIGNER

|_|      Individual                          DESCRIPTION OF ATTACHED DOCUMENT
|_|      Corporate Officer                   ________________________________
           Title(s)________________________  Title or Type of Document
|_|      Partner(s)
         __Limited   __General               ________________________________
|_|      Attorney-In-Fact                    Signer(s) Other Than Named Above
|_|      Trustee(s)
|_|      Guardian/Conservator                Date of Document________________
|_|      Other:____________________________  Number of Pages_________________
         __________________________________
                                             SIGNER IS REPRESENTING:

                                             ________________________________
                                             ________________________________

                                      E-1-5

                                  SCHEDULE A TO
              MEMORANDUM OF LEASE AND NOTICE OF NON-RESPONSIBILITY

         Land situated in the ________________ of ____________________, County
of __________________, State of _____________________________________, and more particularly described as follows:

                                      E-1-6

                                  EXHIBIT H-1

                                                                Lease No. 06152
                                                          4470 West 78th Circle
                                                         Bloomington, Minnesota


                              MEMORANDUM OF LEASE
                                      AND
                          NOTICE OF NON-RESPONSIBILITY


        This Memorandum of Lease made this 11th day of September, 1996, between CAPTEC NET LEASE REALTY, INC., a Michigan corporation, having an office at 24 Frank Lloyd Wright Drive, Lobby L, Ann Arbor, Michigan 48106 ("Landlord"), and ARG ENTERPRISES, INC., a California corporation, having an office at 4410 El Camino Real, Suite 201, Los Altos, California 94022 ("Tenant"). This instrument shall be effective on September 13, 1996.


                                  WITNESSETH:

        1. Landlord and Tenant have entered into a lease ("Lease") of the following described premises in the County of Hennepin, State of Minnesota as further described on Schedule A attached hereto (the "Property").

        2. The Lease sets forth the above names and addresses of the parties thereto.

        3. The term of the Lease is twenty-five (25) years beginning on the date hereof and ending on or about September 30, 2021.

        4. Tenant has a right to extend the term for three (3) successive periods of five (5) years each. The maximum date to which the Lease may be extended is midnight on September 30, 2036. The rights of extension are exercisable as set forth in the Lease.

        5. The terms and conditions of the Lease are incorporated into this Memorandum of Lease as if set forth in full herein. This Memorandum of Lease does not in any manner enlarge or diminish the respective rights, privileges, liabilities or obligations of Landlord and Tenant under the Lease.

        6. Notice is hereby given that neither Landlord nor any mortgagee or beneficiary of Landlord will be responsible for any labor, services or materials furnished or to be furnished at anytime to Tenant in connection with the Property or any portion thereof, or to anyone holding an interest in the Property or any part thereof through or under Tenant and that no mechanic's or other liens for any labor, services or materials shall attach to or affect the interest of Landlord or any mortgagee or beneficiary of Landlord in and to the Property or any portion thereof.

        7. This Memorandum of Lease may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.

        Landlord and Tenant have caused this Memorandum of Lease to be duly executed and delivered as of the day and year first written above, for the purpose of providing an instrument for recording.


                            [SIGNATURE PAGE FOLLOWS]

WITNESSES:                              CAPTEC NET LEASE REALTY, INC.

/s/ Linda Foster                        /s/ Gary A. Bruder
- ------------------------------          --------------------------------
Print Name: Linda Foster                Gary A. Bruder
                                        Its Vice President
/s/ Joanna Milne
- ------------------------------
Print Name: Joanna Milne

                                        ARG ENERPRISES, INC.

/s/ Mardi R. Merjian                     By: /s/ William J. McCaffrey, Jr.
- ------------------------------              -----------------------------
Print Name: Mardi R. Merjian                William J. McCaffrey, Jr.
                                            Its Vice President & Chief
/s/ Patrick J. Kelvie                           Financial Officer
- ------------------------------
Print Name: Patrick J. Kelvie


STATE OF MICHIGAN               )
                                ) ss.
COUNTY OF WASHTENAW             )

        The foregoing instrument was acknowledged before me this 11th day of September, 1996, by Gary A. Bruder, as Vice President of Captec Net Lease Realty, Inc., a Michigan corporation, on behalf of the corporation.

      LIGGIE V. PERKINS                 /s/ Liggie V. Perkins
        NOTARY PUBLIC                   ---------------------------------
    LIVINGSTON COUNTY, MI               Notary Public
 ACTING IN WASHTENAW COUNTY             Washtenaw County, Michigan
MY COMMISSION EXPIRES 2-18-98           My Commission Expires: __________
                                        [Notary Public's Seal]


STATE OF NEW YORK               )
                                ) ss.
COUNTY OF NEW YORK              )

        The foregoing instrument was acknowledged before me, a notary public, this 12th day of September, 1996, by William J. McCaffrey, Jr. the Vice President of ARG Enterprises, Inc., a California corporation, on behalf of the corporation.

        LORIANN LUBELLI                 /s/ Loriann Lubelli
         Notary Public                  ---------------------------------
       State of New York                Notary Public
         No. 60-5006879                 Bronx County, New York
   Qualified in Bronx County            My Commission Expires: __________
Commission Expires Jan. 4, 1997         [Notary Public's Seal]

Drafted By:                             When Recorded Return To:

Diane B. Cabbell, Esq.                  Captec Financial Group, Inc.
Miller, Canfield, Paddock &             Attn: Liggie V. Perkins
  Stone, P.L.C.                         24 Frank Lloyd Wright Drive
101 North Main, 7th Floor               Fourth Floor, Lobby L
P.O. Box 544                            P.O. Box 544
Ann Arbor, MI 48104                     Ann Arbor, MI 48106-0544

                                   SCHEDULE A
                                       TO
                              MEMORANDUM OF LEASE

Land situated in the County of Hennepin, State of Minnesota, and more particularly described as follows:

        Lot 1, Block 1, Normandale Center 2nd Addition, according to the plat thereof on file or of record in the office of the Registrar of Titles, Hennepin County, Minnesota.

                                   EXHIBIT J-1

Recording Requested By and
When Recorded, Return to:

Safeway Inc.
5918 Stoneridge Mall Road
Pleasanton, California 94588-3229
Attention:  Donald Shaw, Esq.

                         SHORT-FORM MEMORANDUM OF LEASE
                        AND NOTICE OF NON-RESPONSIBILITY

         This Memorandum of Lease and Notice of Non-Responsibility made as of the 11th day of September, 1996, between SAFEWAY INC., a Delaware corporation, having an office at 5918 Stoneridge Mall Road, Pleasanton, California 94588-3229 ("Landlord"), and ARG ENTERPRISES, INC., a California corporation, having an office at 450 Newport Center Drive, 6th Floor, Newport Beach, California 92660 ("Tenant").

                              W I T N E S S E T H:

                  1. Landlord and Tenant have entered into a Lease ("Lease") dated of even date herewith of certain premises located at 5930 Stoneridge Mall Road, in the City of Pleasanton, County of Alameda, and State of California, as further described on Schedule A attached hereto (the "Property").

                  2. The Lease sets forth the above names and addresses of the parties thereto.

                  3. The term of the Lease is three (3) years beginning on the date hereof and ending on September 13, 1999.

                  4. The terms and conditions of the Lease are incorporated herein as if set forth in full herein. This memorandum does not in any manner enlarge or diminish the respective rights, privileges, liabilities or obligations of Landlord and Tenant under the Lease.

                  5. Notice is hereby given that neither Landlord nor any mortgagee or beneficiary of Landlord will be liable or responsible for any labor, services or materials furnished or to be furnished at any time to Tenant in connection with the Property or any portion thereof, or to anyone holding an interest in the Property or any part thereof through or under Tenant, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord or any mortgagee or beneficiary of Landlord in and to the Property or any portion thereof.

                                      J-1-1

                  6. This memorandum may be executed in any number of counterparts and each shall be deemed an original and all shall constitute the same agreement.

                  Landlord and Tenant have caused this memorandum to be duly executed and delivered as of the day and year first written above, for the purpose of providing an instrument for recording.

WITNESSES:                      LANDLORD:

                                SAFEWAY INC., a Delaware corporation

______________________________  By___________________________________

______________________________     Its_______________________________


                                TENANT:

                                ARG ENTERPRISES, INC.,
                                a California corporation

______________________________  By___________________________________

______________________________     Its_______________________________

                                      J-1-2

                                 ACKNOWLEDGMENT

STATE OF CALIFORNIA                  )
                                     )  ss.
COUNTY OF __________                 )

On _______________, 1996, before me, the undersigned notary public in and for said County and State, personally appeared _____________________.

                  |_|      personally known to me [or]

                  |_|      proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) _________________ subscribed to the within instrument and acknowledged to me that ___________ executed the same in ___________ authorized capacity(ies) and that, by __________ signature(s) on the instrument, the person(s) or the entity(ies) upon behalf of which the person(s) acted executed the instrument.

WITNESS my hand and official seal.

                                   ____________________________________________

                                    My commission expires on___________________

_______________________________________________________________________________

                                    OPTIONAL

Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form.

CAPACITY CLAIMED BY SIGNER            DESCRIPTION OF ATTACHED DOCUMENT

|_|      Individual                   ________________________________
|_|      Corporate Officer            Title or Type of Document
           Title(s)
|_|      Partner(s)                   ________________________________
         __Limited   __General        Signer(s) Other Than Named Above
|_|      Attorney-In-Fact
|_|      Trustee(s)                   Date of Document________________
|_|      Guardian/Conservator         Number of Pages_________________
|_|      Other:
                                      SIGNER IS REPRESENTING:
                                      ________________________________
                                      ________________________________

                                      J-1-3

                                 ACKNOWLEDGMENT

STATE OF CALIFORNIA                  )
                                     )  ss.
COUNTY OF __________                 )

On _______________, 1996, before me, the undersigned notary public in and for said County and State, personally appeared _____________________.

                  |_|      personally known to me [or]

                  |_|      proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) _________________ subscribed to the within instrument and acknowledged to me that ___________ executed the same in ___________ authorized capacity(ies) and that, by __________ signature(s) on the instrument, the person(s) or the entity(ies) upon behalf of which the person(s) acted executed the instrument.

WITNESS my hand and official seal.

                                    ___________________________________________
                                    My commission expires on

_______________________________________________________________________________

                                    OPTIONAL

Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form.

CAPACITY CLAIMED BY SIGNER               DESCRIPTION OF ATTACHED DOCUMENT

|_|      Individual                      ________________________________
|_|      Corporate Officer               Title or Type of Document
           Title(s)
|_|      Partner(s)                      ________________________________
         __Limited   __General           Signer(s) Other Than Named Above
|_|      Attorney-In-Fact
|_|      Trustee(s)                      Date of Document________________
|_|      Guardian/Conservator            Number of Pages_________________
|_|      Other:
                                         SIGNER IS REPRESENTING:
                                         ________________________________
                                         ________________________________

                                      J-1-4

                                  SCHEDULE A TO

              MEMORANDUM OF LEASE AND NOTICE OF NON-RESPONSIBILITY

                  Land situated in the City of Pleasanton, County of Alameda, State of California, and more particularly described as follows:

                                      J-1-5

                                    EXHIBIT L

                            Seller's FIRPTA Affidavit

                       CERTIFICATION OF NON-FOREIGN STATUS

                  Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by ARG PROPERTY MANAGEMENT CORPORATION ("ARGPM") or ARG ENTERPRISES, INC. ("Enterprises") (collectively, "Transferor"), the undersigned hereby certifies the following on behalf of Transferor:

                  1. Transferor is not a foreign corporation, foreign partnership, foreign trust and foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

                  2. ARGPM's federal employer identification number is 94-1724251, and Enterprises' federal employer identification number is 94-1642296; and

                  3. Transferor's office address is 4410 El Camino Real, Suite 201, Los Altos, California 94022.

                  Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

                  Under penalty of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign the document on behalf of the Transferor.

                                    ARG PROPERTY MANAGEMENT
                                    CORPORATION, a California corporation

                                       By:_____________________________________
                                     Title:____________________________________


                                    ARG ENTERPRISES, INC., a California
                                    corporation

                                       By:_____________________________________
                                     Title:____________________________________

                                    EXHIBIT M

                              DESIGNATION AGREEMENT

                  This DESIGNATION AGREEMENT (the "Agreement") is entered into as of September 11, 1996 by and between ARG PROPERTY MANAGEMENT CORPORATION, a California corporation, and ARG ENTERPRISES, INC., a California corporation (collectively, "Seller"), ARG PROPERTIES I, LLC, a California limited liability company ("Buyer"), and CHICAGO TITLE INSURANCE COMPANY ("Title Company").

                                   I. RECITALS

                  A. Pursuant to that certain Purchase Agreement entered into by and between Seller and Buyer, dated September 11, 1996 (the "Purchase Agreement"), Seller has agreed to sell to Buyer, and Buyer has agreed to buy from Seller, that certain real property and described more fully on Exhibits A-1
- - A-24 attached to the Purchase Agreement (the "Property") (The purchase and sale of the Property pursuant to the Purchase Agreement is sometimes referred to below as the "Transaction").

                  B. Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (collectively, the "Reporting Requirements") require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction.

                  C. Pursuant to Paragraph 6 of the Purchase Agreement, an escrow has been opened with Title Company Escrow No. 6145234-X40 through which the Transaction will be or is being accomplished. Title Company is either (i) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (ii) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements).

                  D. Seller, Buyer and Title Company desire to designate Title Company as the "Reporting Person" (as defined in the Reporting Requirements) with respect to the Transaction.

                                  II. AGREEMENT

                  NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller, Buyer and Title Company agree as follows:

                  1. Title Company is hereby designated as the Reporting Person for the Transaction. Title Company shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

                  2. Seller and Buyer shall furnish to Title Company, in a timely manner, any information requested by Title Company and necessary for Title Company to perform its duties as Reporting Person for the transaction.

                  3. Title Company hereby requests Seller to furnish to Title Company Seller's correct taxpayer identification number. Seller acknowledges that any failure by Seller to provide Title Company with Seller's correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by law. Accordingly, ARG Property Management Corporation hereby certifies to Title Company, under penalties of perjury, that its correct taxpayer identification number is 94-1724251. ARG Enterprises, Inc. hereby certifies to Title Company, under penalties of perjury, that its correct taxpayer identification number is 94-1642296.

                  4. The names and addresses of the parties hereto are as follows:

                    SELLER:        c/o American Restaurant Group, Inc.
                                   Suite 201
                                   4410 El Camino Real
                                   Los Altos, California 94022
                                   Att'n:       Director of Real Estate
                                   Fax No.:     (415) 949-6442

                     BUYER:        c/o Griffin Capital
                                   Suite 1600
                                   10940 Wilshire Boulevard
                                   Los Angeles, California 90024
                                   Att'n:       Kevin A. Shields
                                   Fax No.:     (213) 443-4117

             TITLE COMPANY:        CHICAGO TITLE INSURANCE COMPANY
                                   700 South Flower Street
                                   Suite 900
                                   Los Angeles, California 90017
                                   Att'n:       Maggie G. Watson
                                   Fax No.:     (213) 488-4388

                  5. Each of the parties hereto shall retain this Agreement for a period of four years following the calendar year during which the date of closing of the Transaction occurs.

                  IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date and year first above written.

                    SELLER:            ARG PROPERTY MANAGEMENT
                                       CORPORATION, a California corporation

                                       By:_____________________________________

                                       Name:___________________________________

                                       Its:____________________________________

                                       ARG ENTERPRISES, INC., a California
                                       corporation

                                       By:_____________________________________

                                       Name:___________________________________

                                       Its:____________________________________

                    BUYER: ARG PROPERTIES, I, LLC, a California limited liability company

                                       By:    Net Lease Holdings Corporation,
                                              Manager

                                       By:_____________________________________
                                                    Kevin A. Shields
                                       Its:  President

                    TITLE COMPANY:     CHICAGO TITLE INSURANCE
                                       COMPANY

                                       By:_____________________________________

                                       Name:___________________________________

                                       Its:____________________________________

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